EXHIBIT 99.2




                       AMENDED AND RESTATED

                   REVOLVING CREDIT AGREEMENT


                             among


                    SMITH CORONA CORPORATION


                      The Several Lenders
                from Time to Time Parties Hereto


                              and


                         CHEMICAL BANK,
                            as Agent



                   Dated as of April 7, 1995

                        TABLE OF CONTENTS


                                                             Page


SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . .  1
    1.1  Defined Terms . . . . . . . . . . . . . . . . . . . .  1
    1.2  Other Definitional Provisions . . . . . . . . . . . . 17

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS. . . . . . . . . . 17
    2.1  Revolving Credit Commitments. . . . . . . . . . . . . 17
    2.2  Revolving Credit Notes. . . . . . . . . . . . . . . . 18
    2.3  Procedure for Revolving Credit Borrowing. . . . . . . 18
    2.4  . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    2.5  Termination or Reduction of Commitments . . . . . . . 19
    2.6  Optional Prepayments; Mandatory Prepayments . . . . . 19
    2.7  Interest Rates and Payment Dates. . . . . . . . . . . 19
    2.8  Computation of Interest and Fees. . . . . . . . . . . 20
    2.9  Pro Rata Treatment and Payments . . . . . . . . . . . 20
    2.10  Requirements of Law. . . . . . . . . . . . . . . . . 21
    2.11  Taxes. . . . . . . . . . . . . . . . . . . . . . . . 21
    2.12  L/C Commitment.. . . . . . . . . . . . . . . . . . . 23
    2.13  Procedure for Issuance of Letters of Credit. . . . . 23
    2.14  Fees, Commissions and Other Charges. . . . . . . . . 24
    2.15  L/C Participations.. . . . . . . . . . . . . . . . . 24
    2.16  Reimbursement Obligation of the Borrower.. . . . . . 25
    2.17  Obligations Absolute.. . . . . . . . . . . . . . . . 26
    2.18  Letter of Credit Payments. . . . . . . . . . . . . . 27
    2.19  Application. . . . . . . . . . . . . . . . . . . . . 27
    2.20  Increased Costs. . . . . . . . . . . . . . . . . . . 27
    2.21  Further Assurances . . . . . . . . . . . . . . . . . 27
    2.22  Nature of Obligations; Indemnities . . . . . . . . . 28

SECTION 3.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . 30
    3.1  Financial Condition . . . . . . . . . . . . . . . . . 30
    3.2  No Change . . . . . . . . . . . . . . . . . . . . . . 31
    3.3  Corporate Existence; Compliance with Law. . . . . . . 31
    3.4  Corporate Power; Authorization; Enforceable
         Obligations . . . . . . . . . . . . . . . . . . . . . 31
    3.5  No Legal Bar. . . . . . . . . . . . . . . . . . . . . 31
    3.6  No Material Litigation. . . . . . . . . . . . . . . . 32
    3.7  No Default. . . . . . . . . . . . . . . . . . . . . . 32
    3.8  Ownership of Property; Liens. . . . . . . . . . . . . 32
    3.9  Intellectual Property . . . . . . . . . . . . . . . . 32
    3.10  No Burdensome Restrictions . . . . . . . . . . . . . 32
    3.11  Taxes. . . . . . . . . . . . . . . . . . . . . . . . 32
    3.12  Federal Regulations. . . . . . . . . . . . . . . . . 33
    3.13  ERISA. . . . . . . . . . . . . . . . . . . . . . . . 33
    3.14  Investment Company Act; Other Regulations. . . . . . 33
    3.15  Subsidiaries . . . . . . . . . . . . . . . . . . . . 33
    3.16  Purpose of Loans . . . . . . . . . . . . . . . . . . 33
    3.17  Accuracy and Completeness of Information . . . . . . 33
    3.18  Security Agreement . . . . . . . . . . . . . . . . . 34
    3.19  Environmental Matters. . . . . . . . . . . . . . . . 34

SECTION 4.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . 35
    4.1  Conditions to Initial Extension of Credit . . . . . . 36
    4.2  Conditions to Each Extension of Credit. . . . . . . . 38

SECTION 5.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . 39
    5.1  Financial Statements. . . . . . . . . . . . . . . . . 39
    5.2  Certificates; Other Information . . . . . . . . . . . 40
    5.3  Results of Lien Searches. . . . . . . . . . . . . . . 41
    5.4  Payment of Obligations. . . . . . . . . . . . . . . . 41
    5.5  Conduct of Business and Maintenance of Existence. . . 41
    5.6  Maintenance of Quality Control Procedures . . . . . . 41
    5.7  Maintenance of Property; Insurance. . . . . . . . . . 41
    5.8  Inspection of Property; Books and Records;
         Discussions . . . . . . . . . . . . . . . . . . . . . 41
    5.9  Notices . . . . . . . . . . . . . . . . . . . . . . . 42
    5.10  Environmental Laws . . . . . . . . . . . . . . . . . 43
    5.11  Maintenance of Liens of the Security Agreement.
         . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
    5.12  Security Interest in Real Property and Leaseholds. . 43

SECTION 6.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . 45
    6.1  Financial Condition Covenants . . . . . . . . . . . . 45
    6.2  Limitation on Indebtedness. . . . . . . . . . . . . . 46
    6.3  Limitation on Liens . . . . . . . . . . . . . . . . . 46
    6.4  Limitation on Guarantee Obligations . . . . . . . . . 47
    6.5  Limitation on Fundamental Changes . . . . . . . . . . 47
    6.6  Limitation on Sale of Assets. . . . . . . . . . . . . 48
    6.7  Limitation on Dividends . . . . . . . . . . . . . . . 48
    6.8  Limitation on Capital Expenditures. . . . . . . . . . 49
    6.9  Limitation on Investments, Loans and Advances . . . . 49
    6.10  Limitation on Transactions with Affiliates . . . . . 49
    6.11  Limitation on Sales and Leasebacks . . . . . . . . . 50
    6.12  Limitation on Changes in Fiscal Year . . . . . . . . 50
    6.13  Limitation on Lines of Business. . . . . . . . . . . 50
    6.14  Limitation on Negative Pledge Clauses. . . . . . . . 50

SECTION 7.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . 50

SECTION 8.  THE AGENT. . . . . . . . . . . . . . . . . . . . . 54
    8.1  Appointment . . . . . . . . . . . . . . . . . . . . . 54
    8.2  Delegation of Duties. . . . . . . . . . . . . . . . . 54
    8.3  Exculpatory Provisions. . . . . . . . . . . . . . . . 54
    8.4  Reliance by Agent . . . . . . . . . . . . . . . . . . 55
    8.5  Notice of Default . . . . . . . . . . . . . . . . . . 55
    8.6  Non-Reliance on Agent and Other Lenders . . . . . . . 55
    8.7  Indemnification . . . . . . . . . . . . . . . . . . . 56
    8.8  Agent in Its Individual Capacity. . . . . . . . . . . 56
    8.9  Successor Agent . . . . . . . . . . . . . . . . . . . 57

SECTION 9.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . 57
    9.1  Amendments and Waivers. . . . . . . . . . . . . . . . 57
    9.2  Notices . . . . . . . . . . . . . . . . . . . . . . . 58
    9.3  No Waiver; Cumulative Remedies. . . . . . . . . . . . 58
    9.4  Survival of Representations and Warranties. . . . . . 59
    9.5  Payment of Expenses and Taxes . . . . . . . . . . . . 59

    9.6  Successors and Assigns; Participations and Assignments 60
    9.7  Adjustments; Set-off 62
    9.8  Counterparts. . . . . . . . . . . . . . . . . . . . . 63
    9.9  Severability. . . . . . . . . . . . . . . . . . . . . 63
    9.10  Integration. . . . . . . . . . . . . . . . . . . . . 63
    9.11  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . 63
    9.12  Submission To Jurisdiction; Waivers. . . . . . . . . 63
    9.13  Acknowledgements . . . . . . . . . . . . . . . . . . 64
    9.14  WAIVERS OF JURY TRIAL. . . . . . . . . . . . . . . . 64



SCHEDULES

Schedule 2.12  Existing Letters of Credit
Schedule 3.15  Subsidiaries
Schedule 6.2  Existing Indebtedness
Schedule 6.3  Existing Liens
Schedule 6.4  Existing Guarantee Obligations

Schedule I - Commitments

EXHIBITS

Exhibit A   -  Form of Revolving Credit Note
Exhibit B   -  Form of Legal Opinion
Exhibit C   -  Form of Assignment and Acceptance
Exhibit D   -  Form of Borrowing Certificate
Exhibit E   -  Form of Borrowing Base Certificate
Exhibit F   -  Form of Security Agreement
Exhibit G   -  Form of Collateral Monitoring Reporting
               Requirements

            AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of April 7, 1995, among SMITH CORONA CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and CHEMICAL BANK, a New York banking corporation, as agent for the Lenders hereunder (in such capacity, the "Agent").

                      INTRODUCTORY STATEMENT

            WHEREAS, pursuant to the Revolving Credit Agreement dated as of June 25, 1993, among the Borrower, the Lenders parties thereto and the Agent (the "Prior Agreement"), the Lenders made loans to the Borrower on the terms and conditions and for the purposes set forth therein; and

            WHEREAS, the Borrower has requested that the Prior
Agreement be amended and restated, and the Agent and the Lenders have agreed to such request on the terms and conditions set forth herein; and

            NOW, THEREFORE, the parties hereto agree that, effective as of the Effective Date, the Prior Agreement shall be amended and restated as follows:

                     SECTION 1.  DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% or (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chemical Bank in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

            "Acceptance Obligations": at any particular time, the aggregate outstanding and unreimbursed amount of all bankers' acceptances created for the account of the Borrower by BAI.

            "Account Debtor": each debtor, customer or obligor in any way obligated on or in connection with any Account.

            "Accounts":  all "accounts" (as defined in the UCC).

            "Adjusted Current Liabilities": at a particular date, all current liabilities of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding the Loans outstanding under this Agreement.

            "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Aggregate Outstanding Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

            "Agreement":  this Amended and Restated Credit
     Agreement, as amended, supplemented or otherwise modified from time to time.

            "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

            "Assignee":  as defined in subsection 9.6(c).

            "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) such Lender's
     Aggregate Outstanding Extensions of Credit.

            "BAI": Bank of America Illinois, a bank organized under the laws of the State of Illinois.

            "Borrowing Base": at any date of determination thereof, an amount equal to (a) the sum of (i) 70% of Eligible Accounts at such date, (ii) 40% of Eligible Inventory at such date, (iii) 20% of Eligible Service Depot Inventory at such date, provided, that 20% of Eligible Service Depot Inventory may not exceed $500,000, and (iv) 40% of finished goods inventory in transit to the United States, which is subject to the Agent's security interest under the Security Agreement, from (I) the Borrower's facility in Singapore, (II) Samsung Corporation, Korea, and
     (III) such other third parties as may be designated by the Borrower from time to time which are reasonably acceptable to the Agent at such date, less the amount of (b) (1) F/X Exposure at such date, (2) a reserve for ocean freight, customs duty and other fees for inventory in transit from the Borrower's facility in Singapore to the United States, calculated as 5% of the dollar amount in transit from Singapore, net of intercompany profit at such date and (3) the amount of Acceptance Obligations at such date.

            "Borrowing Base Certificate":  the Certificate of the
     Borrower, substantially in the form of Exhibit E required to be delivered pursuant to subsection 5.2(d).

            "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3 as a date on which the Borrower requests the Lenders to make Loans hereunder.

            "Business":  as defined in subsection 3.19.

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "C/D Assessment Rate": for any day as applied to any ABR Loan, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by Chemical to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of Chemical in the United States.

            "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

            "Change in Control": shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Act of 1934 as in effect on the date hereof) other than HMI or any direct or indirect wholly owned subsidiary of HMI, shall own directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; provided, however, that, at any time that HMI or any direct or indirect wholly owned subsidiary of HMI shall fail to own, directly and of record, shares representing at least 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, a Change in Control shall be deemed to have occurred if any person or group other than HMI or any direct or indirect subsidiary of HMI shall own, directly or indirectly, beneficially or of record, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time have been occupied by persons who were neither (i) nominated by the management of the Borrower, nor
     (ii) appointed by directors so nominated; or (c) any person or group (other than HMI or any wholly owned subsidiary of HMI) shall otherwise directly or indirectly control the Borrower; provided, however, that the sale by HMI of its shares shall not constitute a Change in Control except pursuant to (a) above.

            "Chemical":  Chemical Bank.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral Access Agreements": the agreements among the Borrower and the landlord of each premises at which the Borrower maintains Collateral, each of such agreements providing for (i) access by the Lenders to the premises where the Collateral is located and (ii) waivers by the landlords of landlord's liens on the Collateral arising by operation of law existing or which may come to exist.

            "Commitment": as to any Lender, the obligation of such Lender to make Loans to, or issue or participate in Letters of Credit for the account of, the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

            "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Aggregate Outstanding Extensions of Credit constitutes of the aggregate principal amount of the total Aggregate Outstanding Extensions of Credit).

            "Commitment Period": the period from and including the Effective Date to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

            "Consolidated Intangibles": at a particular date, all assets of the Borrower and its Subsidiaries, determined on a consolidated basis at such date, that would be classified as intangible assets on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP, including, without limitation, unamortized debt discount and expense, unamortized organization and reorganization expense, costs in excess of the net asset value of acquired companies, patents, trade or service marks, franchises, trade names, goodwill and the amount of any write-up in the book value of any assets resulting from any revaluation.

            "Consolidated Interest Expense": for any period, the amount of the gross interest expense, both expensed and capitalized, of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their Indebtedness.

            "Consolidated Joint Ventures": any Joint Venture in which the Borrower or any of its Subsidiaries has greater than a 50% ownership interest.

            "Consolidated Net Income": for any fiscal period of the Borrower and its Subsidiaries, the amount which, in accordance with GAAP, would be set forth opposite the caption "net income or loss" or any like caption on a consolidated income statement of the Borrower and its Subsidiaries for such period.

            "Consolidated Net Worth": at a particular date, all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "Consolidated Operating Profit": for any fiscal period of the Borrower and its Subsidiaries, EBIT for such period (but excluding the amount of extraordinary and/or unusual gains or losses otherwise included in calculating such EBIT).

            "Consolidated Tangible Net Worth": at a particular date, Consolidated Net Worth, less Consolidated Intangibles.

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Cortland Property":  as defined in subsection 5.12.

            "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Defective Stock": laminators (LX2000, LX900, LX400, and LX800), address writers (also referred to as envelope printers), and handifaxes, and other products determined to be defective in the reasonable judgment of the Agent.

            "Dollars" and "$": dollars in lawful currency of the United States of America.

            "EBIT": for any period, Consolidated Net Income for such period, plus, to the extent deducted from earnings in determining such Consolidated Net Income for such period, the sum of (i) taxes, (ii) Consolidated Interest Expense and
     (iii) cash dividends received from Joint Ventures which are not Consolidated Joint Ventures, minus, to the extent added to earnings in determining such Consolidated Net Income for such period, earnings from Joint Ventures which are not Consolidated Joint Ventures, all as determined in accordance with GAAP.

            "Effective Date": the date on which the conditions precedent set forth in subsection 4.1 shall be satisfied.

            "Eligible Accounts": at the time of any determination thereof, all Accounts of the Borrower which meet the following criteria at the time of creation and continue to meet such criteria at all times relevant to such determination, and which are and which continue to be acceptable to the Agent in all respects. Standards of eligibility may be fixed and revised from time to time solely by the Agent in its exclusive reasonable judgment. The following requirements shall apply in determining whether a particular Account constitutes an Eligible
     Account:

               (a) such Account is evidenced by an invoice and has arisen from the sale of goods which have been shipped or delivered to an Account Debtor on an absolute sale basis, have not been shipped or delivered on a consignment, approval, or sale-or-- return basis, and are not subject to any repurchase or return agreement or arrangement, other than those repurchase or return agreements that (i) arise in the ordinary course of the Borrower's business, and (ii) are consistent with standard industry practices;

               (b) such Account has been adjusted to reflect the return or rejection of, or any loss of or damage to, any of the Inventory giving rise to such Account, and is not subject to any material delivery, freight or financing charges, or late or other fees, or set-offs, counterclaims, defenses, or disputes existing or asserted with respect to such Account;

               (c) the Account Debtor in respect of such Account is not insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind, unless such Account is due from such Account Debtor as an administrative claim under the Bankruptcy Code and the Agent, in the exercise of its reasonable business judgment, deems such Account Debtor to be creditworthy;

               (d) the Account Debtor in respect of such Account is located within the United States of America;

               (e) the Account Debtor in respect of such Account is not the United States of America or any state, territory, subdivision, department or agency thereof, unless all applicable requirements of the Assignment of Claims Act of 1940 have been met;

               (f) such Account is at all times subject to the Agent's duly perfected, first priority Lien except for Liens permitted by subsection 6.3;

               (g)  such Account does not arise out of
            transactions with an employee, officer, agent, director, stockholder, Subsidiary, or Affiliate of the Borrower;

               (h) such Account is not later than sixty (60) days after the due date stated on the invoice therefor, provided, that the aggregate Accounts of any Account Debtor with original due dates more recent than 60 days prior to the date of determination shall be reduced by the amount of net credit balances of such Account Debtor the dates of which are earlier than 60 days prior to such date of determination;

               (i) for each of the ten Accounts with the highest aggregate balances on the Borrower's accounts receivable aging summary, the balance under clause
            (h) above ("not later than 60 days" clause) is less than 25% of the total face value of such Account, and for each other Account, the aggregate balance under clause (h) above is less than 50% of the total face value of such Account;

               (j) such Account has not been and is not required to be charged off or written off as uncollectible in accordance with the customary business practice of the Borrower;

               (k) such Account does not arise out of any claim in tort, is not evidenced by chattel paper, a promissory note, a negotiable instrument, or any other instrument of any kind or, if such Account is evidenced by chattel paper, a promissory note, a negotiable instrument, or any other instrument, the Borrower has delivered and properly endorsed such chattel paper, promissory note, negotiable instrument or other instrument to the Agent, on behalf of the Lenders;

               (l) the amount of the face value of such Account listed on any schedule of Accounts and shown on all invoices and statements delivered to the Agent with respect to such Account is not subject to any retainages or holdbacks of any type, is actually and absolutely owing to such Borrower, and is not contingent for any reason and has not been sold or discounted without recourse;

               (m) such Account does not arise out of a cash on delivery (COD) sale except to the extent that, in the ordinary course of such Borrower's business, such Borrower has received payment on such Account, but has not yet applied such payment to such Account; or

               (n)  such Account does not arise out of the
            delivery of samples or trial merchandise to customers of Account Debtors.

     Such Accounts shall be reduced by the greater of (1) the value of an allowance earned but not taken, or (2) the value of an accrual for the estimated current liability, in both cases with respect to advertising/preparation allowances, or "Key City" allowances, volume and other rebate programs, and downward price adjustments or price protection and transition programs (collectively referred to as the "Programs"), where (1) and (2) are calculated as follows:
     (1) the allowance earned but not taken with respect to the Programs, equal to the general ledger provision for the Programs (giving effect to adjustments for additions and/or reversals) minus (I) credits issued (also referred to as payments) to date and (II) total chargebacks requested by customers as recorded on the Borrower's transaction code summary aging of accounts report; and (2) the estimate of the current liability for the Programs, equal to the one-month rolling average of the last twelve months of credits issued (also referred to as payments) plus chargebacks requested by customers as recorded in the current to 60 days past due aging categories on the Borrower's transaction code summary aging of accounts report.

            "Eligible Inventory": at any time of determination, "inventory" (as defined in the UCC) shown on the most recent schedule of Inventory delivered by the Borrower and meeting the following requirements (which the Agent may, in its sole discretion, revise from time to time):

               (a)  such Inventory consists of finished goods
            Inventory owned by the Borrower and is not raw materials, work-in-process or packing materials or supplies not related to the Inventory;

               (b)  such Inventory is merchantable and is
            currently salable in the normal course of such Borrower's business;

               (c) such Inventory is either (i) located in the United States and is on the premises listed on the schedule of Inventory locations attached to the Security Agreement or (ii) in transit to a location in the United States, provided, that the Borrower has taken all steps necessary for the Agent to perfect its security interest in such in-transit Inventory, provided further, that with respect to any such Inventory located on leased property the Borrower shall have delivered a Collateral Access Agreement executed by the lessor of such property;

               (d) such Inventory has not been consigned and does not represent any goods sold pursuant to a "bill and hold" or "sale or return" arrangement, or is otherwise in-transit to third parties;

               (e) such Inventory is at all times subject to the Agent's duly perfected, first priority Lien except for Liens permitted by subsection 6.3;

               (f)  such Inventory does not constitute
            reconditioned product, service depot, rework, or discontinued (as each such term is used in the inventory records of the Borrower delivered to the Agent), or Defective Stock;

               (g)  such Inventory is net of intercompany
            profits; and

               (h)  such Inventory is net of products using
            electrical current of other than 110 volts.

            "Eligible Service Depot Inventory": an amount equal to 70% of Service Depot Inventory, where 70% is an estimation of such Inventory to be returned to Eligible Inventory. Standards of eligibility may be revised from time to time solely by the Agent in its exclusive reasonable judgment.

            "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Event of Default":  any of the events specified in
     Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Existing Guarantees": the Guarantee Obligations outstanding on the Effective Date to the extent set forth on
    Schedule 6.4 and, but only if, immediately after giving effect thereto, no Default or Event of Default would exist.

            "Existing Letters of Credit": as defined in subsection 2.12(a).

            "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            "F/X Exposure": on any date, the amount most recently determined by Chemical, on a mark-to-market basis, of the Borrower's exposure to Chemical under the Borrower's foreign exchange line with Chemical. Chemical may determine such exposure at any time and will advise the Borrower of the results of each such determination.

            "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

            "HMI":  HM Investments, Ltd., a Delaware corporation.

            "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of letters of credit or acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

            "Insolvency":  with respect to any Multiemployer
     Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent": pertaining to a condition of Insolvency.

            "Intellectual Property":  as defined in subsection
     3.9.

            "Interest Payment Date": the last day of each March, June, September and December to occur while such Loan is outstanding.

            "Issuing Lender": (a) with respect to Letters of Credit issued after the Effective Date, either Chemical or BAI and (b) with respect to each of the Existing Letters of Credit and any extension, amendment and renewal thereof, the bank listed as the issuing bank of such Existing Letters of Credit on Schedule 2.12.

            "Inventory": all "inventory" (as defined in the UCC).

            "J.M. Murray Contract":  as defined in subsection
     5.12.

            "Joint Ventures": any arrangement (including, without limitation, a partnership, corporation or association but excluding any such entity which had or has securities that are publicly traded) whereby the Borrower and/or one or more of its Subsidiaries on the one hand, and a Person or Persons other than the Borrower, an Affiliate of the Borrower or any of its Subsidiaries, on the other, directly or indirectly hold interests in an asset or group of assets that are being operated or are proposed to be operated by one or more of such holders for the accounts of all such holders in accordance with the terms of an operating agreement, ownership agreement, corporate charter, articles of association, partnership agreement or other customary similar type arrangement among such holders.

            "Letters of Credit":  as defined in subsection 2.12.

            "L/C Commitment":  as defined in subsection 2.12.

            "L/C Obligations":  at a particular time the sum of
     (a) the undrawn and unexpired amount of the Letters of Credit and (b) the aggregate amount of drawings under the Letters of Credit which have not been reimbursed pursuant to subsection 2.16.

            "L/C Participants": the collective reference to all the Lenders other than the Issuing Lender.

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

            "Loan": any loan made by any Lender pursuant to this Agreement.

            "Loan Documents":  this Agreement, the Security
     Agreement, the Notes and any Application and, when executed and delivered pursuant to subsection 5.12, the Mortgage.

            "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "Mortgage":  as defined in subsection 5.12.

            "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Non-Excluded Taxes":  as defined in subsection 2.11.

            "Notes":  the collective reference to the Revolving
     Credit Notes.

            "Participant":  as defined in subsection 9.6(b).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Permitted Investments": (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 270 days from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Group or from Moody's Investors Service, Inc.; (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender, or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 and whose short-term debt is rated A-1 or better by Standard & Poor's Ratings Group or P-1 by Moody's Investor's Service, Inc., or similarly rated by any successor to either of such rating services; and (d) other investment instruments approved in writing by the Required Lenders and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $500,000,000.

            "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

            "Prior Agreement": as defined in the recitals hereof.

            "Properties":  as defined in subsection 3.19(a).

            "Quick Assets": at a particular date, all current assets (other than Inventory) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            "Quick Ratio": at a particular date, the ratio of Quick Assets to Adjusted Current Liabilities.

            "Register":  as defined in subsection 9.6(d).

            "Regulation U":  Regulation U of the Board of
     Governors of the Federal Reserve System as in effect from time to time.

            "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 2.16.

            "Rent": for any period, the amount of rent expense of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, in connection with all leases of the Borrower and its Subsidiaries, other than Financing Leases.

            "Reorganization":  with respect to any Multiemployer
     Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

            "Reports": the Borrower's Annual Report on Form 10-K for the fiscal year ended June 30, 1994 and any other document that has been both (a) filed subsequent to June 30, 1994 under the Securities Exchange Act of 1934, as amended, in the form (including exhibits) filed with the Securities and Exchange Commission and (b) delivered to the Agent.

            "Reportable Event":  any of the events set forth in
     Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
     section 2615.

            "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate 100%.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer": the chief executive officer or the president of the Borrower or, with respect to financial matters, the chief financial officer, treasurer, vice president - finance or controller of the Borrower.

            "Revolving Credit Loans":  as defined in subsection
     2.1.

            "Revolving Credit Note":  as defined in subsection
     2.2.

            "Security Agreement": the Security Agreement, dated as of the date hereof, between the Borrower and the Agent, as the same may from time to time be amended, modified or supplemented.

            "Service Depot Inventory": the Inventory currently described by the Borrower in its books and records as "department 390 inventory".

            "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "Termination Date":  July 1, 1996.

            "Transferee":  as defined in subsection 9.6(f).

            "UCC": shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

            "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1983 Revision), International
     Chamber of Commerce Publication No. 400, as the same may be amended from time to time.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


           SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

            2.1 Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Commitment Percentage of the then outstanding L/C Obligations, does not exceed the lesser of (i) the amount of such Lender's Commitment and (ii) such Lender's Commitment Percentage multiplied by the Borrowing Base in effect at such time. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

            2.2 Revolving Credit Notes. The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of the initial Commitment of such Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Lender is hereby authorized to record the date and amount of each Revolving Credit Loan made by such Lender, the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Revolving Credit Note shall (x) be dated the Effective Date, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 2.7.

            2.3  Procedure for Revolving Credit Borrowing.   The
Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Agent irrevocable notice (which notice (x) must be received by the Agent prior to 10:00 A.M., New York City time, on the requested Borrowing Date and (y) may be given to the Agent telephonically and confirmed via facsimile by the Borrower), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Commitments shall be in an amount equal to $100,000 or a whole multiple thereof (or, if the then Available Commitments are less than $100,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 9.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent.
Such borrowing will then be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

            2.4 Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee for the period from and including the first day of the Commitment Period to the Termination Date, computed at the rate of 1/2 of 1% per annum on the Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

            2.5 Termination or Reduction of Commitments. (a) The Borrower shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans, when added to the then outstanding L/C Obligations, would exceed the amount of the Commitments then in effect. Any such reduction shall be in an amount equal to $100,000 or a whole multiple thereof and shall reduce permanently the Commitments then in effect.

            (b) The Commitments shall automatically reduce to $25,000,000 on March 31, 1996. The reduction shall be accompanied by prepayment of Loans to the extent that, after giving affect to such reduction, the then outstanding principal amount of Loans, when added to the then outstanding L/C Obligations, would not exceed the amount of the Commitments as so reduced.

            2.6  Optional Prepayments; Mandatory Prepayments.
(a) The Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.16.

            (b) In the event that any Borrowing Base Certificate delivered pursuant to subsection 5.2(d) shall indicate that, as of the date thereof, the amount of the Aggregate Outstanding Extensions of Credit of all Lenders then outstanding exceeds the amount of the Borrowing Base then, without notice or demand, the Borrower shall, on the date of such certificate, make a mandatory prepayment of the Loans in an amount equal to such excess.

            2.7 Interest Rates and Payment Dates. (a) Each Loan shall bear interest at a rate per annum equal to the ABR.

            (b) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the ABR plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

            (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (b) of this subsection shall be payable from time to time on demand.

            2.8 Computation of Interest and Fees. Facility fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

            2.9 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any facility fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

            2.10 Requirements of Law. If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefore, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            2.11 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

            (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                 (i) deliver to the Borrower and the Agent (A) two duly completed copies of United States Internal Revenue Service
     Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

            2.12  L/C Commitment.

            (a) Prior to the Effective Date, the Issuing Lender has issued, for the account of the Borrower, the letters of credit listed on Schedule 2.12 (the "Existing Letters of Credit"). Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 2.15 agrees to issue irrevocable letters of credit (together with the Existing Letters of Credit, "Letters of Credit") for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall not issue any Letter of Credit if, after giving effect to such issuance, (1) the Aggregate Outstanding Extensions of Credit would exceed the lesser of (i) the Commitments or (ii) the Borrowing Base as of such time or (2) the aggregate of the L/C Obligations and the Acceptance Obligations would exceed $7,500,000. The commitment to issue Letters of Credit as set forth in this subsection 2.12(a) is referred to as the "L/C Commitment".

            (b)  Each Letter of Credit shall:

               (i) be denominated in Dollars and shall be an irrevocable commercial letter of credit issued in respect of the purchase of goods or services by the Borrower and its
     Subsidiaries        in the ordinary course of business and

               (ii) expire no later than the Termination Date.

            (c)  Each Letter of Credit shall be subject to the
Unifo rm Customs and, to the extent not inconsistent therewith,
the l                             aws of the State of New York.

            (d) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable
Requirement of Law.

            2.13  Procedure for Issuance of Letters of Credit.

            The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other paper s and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

            2.14  Fees, Commissions and Other Charges.

            (a) The Borrower shall pay to the Agent a fronting fee with respect to each Letter of Credit (i) for the account of the Issuing Lender in an amount equal to 1% of the face amount of such Letter of Credit and (ii) for the account of the Lenders, an amount equal to 2 1/2% per annum on the face amount of such Letter of Credit, to be shared ratably among them in accordance with their respective Commitment Percentages. Such fronting fee provided in clause (i) above shall be payable in advance on the date of issuance of each Letter of Credit and shall be nonrefundable and the fronting fee provided in clause (ii) above shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

            (b)  In addition to the foregoing fees and
commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

            (c) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C
Participants all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

            2.15  L/C Participations.

            (a) Effective on the Effective Date in the case of an Existing Letter of Credit, and effective on the date of issuance in the case of a Letter of Credit issued after the Effective Date, the Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

            (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to paragraph 2.15(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (1) such amount, times
(2) the daily average Federal funds rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (3) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 2.15(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 2.15(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

            2.16  Reimbursement Obligation of the Borrower.

            (a) The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, for the amount of (1) such draft so paid and (2) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

            (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Loans which were then overdue.

            (c) Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Agent for a borrowing pursuant to subsection 2.3 of Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

            2.17  Obligations Absolute.

            (a) The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 2.16(a) shall not be affected by, among other things, (1) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged (except where the failure to detect such invalidity, fraud or forgery is the result of acts or omissions of the Issuing Lender constituting gross negligence or willful misconduct), or (2) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (3) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

            (b) The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

            (c) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence of willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

            2.18  Letter of Credit Payments.

            If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in the absence of gross negligence or willful misconduct by the Issuing Lender and in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

            2.19  Application.

            To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2, the provisions of this Section 2 shall apply.

            2.20 Increased Costs. If, following the Effective Date, any law or regulation or any change in the interpretation or application thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify, assess or deem applicable any reserve, special deposit, assessment or similar requirement against any L/C Commitment or Letters of Credit issued by the Issuing Lender or any Lender or (ii) impose on the Issuing Lender or any Lender any other condition regarding any Letter of Credit, and the result of any event referred to in clauses (i) or (ii) above shall be to increase the cost to the Issuing Lender or such Lender of issuing or maintaining such Letter of Credit, any L/C Commitment or its participation therein, as the case may be (which increase in cost shall be the result of the Issuing Lender's or such Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Issuing Lender, the Agent or such Lender, the Borrower shall immediately pay to the Issuing Lender or such Lender from time to time as specified by the Issuing Lender or such Lender additional amounts which shall be sufficient to compensate the Issuing Lender or such Lender for such increased cost, together with interest on each such amount from the date deman ded until payment in full thereof at the rate provided in subsection 2.16(b). A certificate as to the fact and amount of such increased cost incurred by the Issuing Lender or any Lender as a result of any event mentioned in clauses (a) or (b) above, submitted by the Issuing Lender or any such Lender to the Borrower, shall be conclusive, absent manifest error.

            2.21 Further Assurances. The Borrower hereby agrees from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Issuing Lender or the Required Lenders more fully to effect the purposes of this Agreement and the issuance of the Letters of Credit hereunder.

            2.22 Nature of Obligations; Indemnities. (a) The obligations of the Borrower hereunder shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, the Agent, any Lender or any beneficiary of a Letter of Credit, provided, however, that this provision shall be deemed a waiver by the Borrower of the assertion of a compulsory counterclaim only to the extent permitted by applicable law. The Borrower assumes all risks of the acts or omissions of the users of the Letters of Credit and all risks of the misuse of the Letters of Credit. Neither the Issuing Lender, any of its correspondents or any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document specified in any of the Applications for any of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any of the Letters of Credit or any of the rights or benefits there under or proceeds thereof in whole or in part; (iii) for failure of any draft to bear any reference or adequate reference to any of the Letters of Credit, or failure of anyone to note the amount of any draft on the reverse of any of the Letters of Credit or to surrender or to take up any of the Letters of Credit or to send forward any such document apart from drafts as required by the terms of any of the Letters of Credit, each of which provisions, if contained in a Letter of Credit itself, it is agreed, may be waived by the Issuing Lender; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for any error, neglect, default, suspension or insolvency of any correspondents of the Issuing Lender; (vi) for errors in translation or for errors in interpretation of technical terms; (vii) for any loss or delay, in the transmission or otherwise, of any such document or draft or of proceeds thereof; or (viii) for any other circumstances whatsoever in making or failing to make payment under a Letter of Credit. None of the above shall affect, impair or prevent the vesting of any of the rights or powers of the Issuing Lender, the Agent or any of the Lenders. The Issuing Lender or the Agent shall have the right to transmit the terms of the Letter of Credit involved without translating them.

            (b)  In furtherance and extension and not in
limitation of the specific provisions hereinabove in these subsections 2.12 through 2.22 set forth, (i) any action taken or omitted by the Issuing Lender, the Agent, any Lender or by any of their respective correspondents under or in connection with any of the Letters of Credit, if taken or omitted in good faith and without willful misconduct or gross negligence, shall be binding upon the Borrower and shall not put the Issuing Lender, the Agent , any Lender or their respective correspondents under any resulting liability to the Borrower and (ii) the Issuing Lender may a ccept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided, that if the Issuing Lender shall receive written notification from both the beneficiary of a Letter of Credit and the Borrower that suffi ciently identifies (in the opinion of the Issuing Lender) documents to be presented to the Issuing Lender which are not to be honored, the Issuing Lender agrees that it will not honor such documents.

            (c) The Borrower hereby agrees at all times to protect, indemnify and save harmless each of the Issuing Lender, the Agent, its correspondents and any Lender, from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities, damages, costs, charges, counsel fees and other expenses which they or any of them may, at any time, sustain or incur by reason of or in consequence of or arising out of the issuance of any of the Letters of Credit; it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify each of the Issuing Lender, the Agent, its correspondents and any Lender against any and all risks involved in the issuance of all of the Letters of Credit, all of which risks, whether or not foreseeable, being hereby assumed by the Borrower (except as otherwise provided for herein), including, without limitation, any and all risks of all acts by any Governmental Authority, domestic or foreign. The Issuing Lender, the Agent or any Lender shall not, in any way, be liable for any failure by it or anyone else to pay a draft drawn under any of the Letters of Credit as a result of any acts, whether rightful or wrongful, of any Governmental Authority, or any other cause not readily within their control or the control of their respective correspondents, agents, or subagents. Without limiting the generality of the foregoing, the Borrower shall reimburse each of the Issuing Lender, the Agent, its correspondents and any Lender, and shall pay and indemnify each of the Issuing Lender, the Agent, its correspondents and any Lender against payment of, out-of-pocket costs and expenses, withholding taxes, liabilities and damages including, without limitition, reasonable counsel fees, incurred or sustained by any of th em in connection with any of the Letters of Credit or by reason of any such failure to pay. Also, without limiting the generality of the foregoing, the Borrower shall reimburse the Issuing Lender or the Agent forthwith upon its receipt of any demand therefor, for any and all commissions, fees and other charges paid or payable by the Issuing Lender or the Agent to any foreign bank which shall be an advising bank or a beneficiary of a Letter of Credit which shall, in reliance thereon, have issued its own letter of credit in respect of obligations of the Borrower. Notwithstanding the foregoing provisions of this subsection 2.22(c), the Borrower shall have no obligation to indemnify any Issuing Lender, the Agent, any correspondent or any Lender from and against any liabilities or other costs of any nature whatsoever resulting from any acts or omissions of any such party constituting gross negligence or willful misconduct.


       SECTION 3.  REPRESENTATIONS AND WARRANTIES

            To induce the Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agent and each Lender that:

            3.1 Financial Condition. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 1994 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1994 and the related unaudited consolidated statements of income and of cash flows for the six-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1994 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 1994.

            3.2 No Change. Since June 30, 1994, there has been no development or event which has had or could have a Material
Adverse Effect except as disclosed in the Reports filed and delivered to the Agent prior to the date hereof.

            3.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

            3.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, the Notes and the Applications and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

            3.6 No Material Litigation. Except as disclosed in the Reports filed and delivered to the Agent prior to the date hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could have a Material Adverse Effect.

            3.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect, provided, that the Borrower shall furnish the Agent with copies of any and all waivers granted for the benefit of the Borrower or any of its Subsidiaries in respect of Contractual Obligations. No Default or Event of Default has occurred and is continuing other than Defaults or Events of Default the subject of a waiver, dated as of March 31, 1995, granted by the Agent pursuant to the Prior Agreement.

            3.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 6.3.

            3.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. To the Borrower's knowledge, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

            3.10  No Burdensome Restrictions.  No Requirement of
Law or Contractual Obligation of the Borrower or any of its Subsidiaries has a Material Adverse Effect.

            3.11  Taxes.  Each of the Borrower and its
Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

            3.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

            3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has made, has been required to make or is currently required to make any contributions to a Multiemployer Plan.

            3.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

            3.15 Subsidiaries. Schedule 3.15 is a complete and accurate list of all of the Subsidiaries of the Borrower at the date hereof.

            3.16 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower for general corporate purposes.

            3.17 Accuracy and Completeness of Information. All information, reports and other papers and data with respect to the Borrower and its Subsidiaries (other than projections) furnished to the Lenders by the Borrower were, at the time the same were so furnished, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give the Lenders a true and accurate knowledge of the subject matter of such information, reports, or other papers and data in all material respects. All projections with respect to the Borrower and its Subsidiaries, furnished to the Lenders by or on behalf of the Borrower, as supplemented, were prepared and presented in good faith by the Borrower, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. No fact is known or should be known to the Borrower which has or may have a Material Adverse Effect, which has not been set forth in the financial statements referred to in subsection 3.1 or in such information, reports, papers and data or otherwise disclosed in writing to the Lenders prior to the Effective Date. No document furnished or statement made in writing to the Lenders by the Borrower in connection with the negotiation, preparation or execution of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances in which they were made, not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders.

            3.18 Security Agreement. The provisions of the Security Agreement are effective to create in favor of the Agent, for the ratable benefit of the Lenders, a legal and valid security interest in all right, title and interest of the Borrower in the collateral described therein. UCC financing statements are being filed by the Agent in the filing offices listed in Schedule 3 to the Security Agreement, and upon their proper filing shall create for the benefit of the Agent a fully perfected, first priority security interest in all right, title and interest of the Borrower in such collateral, subject to any Liens permitted by subsection 6.3.

            3.19 Environmental Matters. Except as disclosed in the Reports filed and delivered to the Agent prior to the date hereof,

            (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of an amount which could have a Material Adverse Effect.

            (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance in all material respects, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

            (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

            (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to any material liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to any material liability under, any applicable Environmental Law.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

            (f) There has been no release or, to the best knowledge of the Borrower, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to any material liability under Environmental Laws.


                 SECTION 4.  CONDITIONS PRECEDENT

            4.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Effective Date, of the following conditions precedent:

            (a)  Loan Documents.  The Agent shall have received
     (i) this Agreement and the Security Agreement, each executed and delivered by a duly authorized officer of the Borrower, with a respective counterpart for each Lender and (ii) for the account of each Lender, a Revolving Credit Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower.

            (b) Perfection of First Priority Liens. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, for the benefit of the Agent and the Lenders, a perfected, first priority Lien on the collateral described in the Security Agreement, subject to Liens permitted by subsection 6.3, shall have been properly executed and delivered to the Agent for filing in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first priority security interests created by the Security Agreement, and any other action required on the part of the Borrower in the judgment of the Agent to perfect such security interests as such first priority Liens shall have been effected.

            (c) Borrowing Certificate. The Agent shall have received with a counterpart for each Lender, a certificate of the Borrower, dated as of the Effective Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, satisfactory in form and substance to the Agent, executed by the Chairman and Chief Executive Officer, President, any Vice President or the Secretary or any Assistant Secretary of the Borrower.

            (d) Corporate Proceedings of the Borrower. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the Notes and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Borrower as of the Effective Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

            (e) Borrower Incumbency Certificate. The Agent shall have received, with a counterpart for each Lender, a Certificate of the Borrower, dated as of the Effective Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Agent, executed by the Chairman and Chief Executive Officer, President, any Vice President, the Secretary or any Assistant Secretary of the Borrower.

            (f)  Corporate Documents.  The Agent shall
     have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of the Borrower, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

            (g) Good Standing Certificates. The Agent shall have received, for itself and for each Lender, copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Borrower in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation, except where the failure to so qualify would not have a Material Adverse Effect.

            (h) Litigation. No suit, action, investigation, inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule of which the Borrower is aware after reasonable inquiry) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement or the other Loan Documents or any of the transactions contemplated hereby or thereby or
     (ii) which, in any such case, in the reasonable judgment of the Agent, is reasonably likely to have a Material Adverse Effect.

            (i)  No Violation.  The consummation of the
     transactions contemplated hereby shall not contravene, violate or conflict with, nor involve the Agent or any Lender in a violation of, any Requirement of Law.

            (j) Consents, Licenses, Approvals, Etc. The Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer or the treasurer of the Borrower either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the validity and enforceability against the Borrower of the Loan Documents and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required.

            (k) Legal Opinion. The Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Winthrop, Stimson, Putnam & Roberts, counsel to the Borrower, substantially in the form of Exhibit B.

            (l) Borrowing Base Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, substantially in the form of Exhibit E with appropriate insertions and attachments, duly executed by a Responsible Officer.

            (m) UCC Filing Searches - Pre-Effective Date. The Agent shall have received the results of searches of Uniform Commercial Code filings made with respect to the Borrower in the States of California, Connecticut, Hawaii and New York, pursuant to subsection 4.1(b), together with copies of financing statements disclosed by such searches within a reasonable period prior to the Effective Date, and such searches shall disclose no Liens on any assets encumbered by any security document, except for Liens permitted by subsection 6.3 or, if unpermitted Liens are disclosed, the Agent shall have received satisfactory evidence of release of such Liens.

            (n) Fees and Interest. All accrued and unpaid fees and interest payable to the Lenders party to the Prior
     Agreement shall be paid in full and distributed to such Lenders in accordance with the Prior Agreement.

            4.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

            (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by, and each issuance of a Letter of Credit for the account of, the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this subsection 4.2 have been satisfied.


                SECTION 5.  AFFIRMATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

            5.1  Financial Statements.  Furnish to each Lender:

            (a) as soon as available, but in any event within 95 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche or other independent certified public accountants of nationally recognized standing;

            (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

            (c) not later than 20 days after the end of each calendar month, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such month, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

            5.2 Certificates; Other Information. Furnish to each Lender:

            (a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a), 5.1(b) and 5.1(c), a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, any Applications and in the Notes to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

            (b) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

            (c) promptly, such additional financial and other information as any Lender may from time to time reasonably request;

            (d) within 20 days after the end of each fiscal month (or more frequently as may be agreed by the Borrower and the Agent), a Borrowing Base Certificate, substantially in the form of Exhibit E or in such other form as the Agent shall reasonably request, as of the close of business on the last day of such fiscal month, accompanied by the reports described on Exhibit G or in such other form as the Agent shall reasonably request, and certified as complete and correct as of the date thereof by a Responsible Officer of the Borrower; and

            (e) promptly give notice to the Agent and each Lender if the Borrower should reasonably know that an account debtor of the Borrower or a Subsidiary becomes a debtor in any bankruptcy, insolvency or reorganization proceeding and such account debtor owes the Borrower or a Subsidiary an amount equal to or greater than 2% of all Accounts of the Borrower.

            5.3 Results of Lien Searches. Within 30 days after the Effective Date the Agent shall have received the results of a search of the UCC filings and tax and judgement liens which may have been filed with respect to Collateral (as defined in the Security Agreement) of the Borrower in the filing offices of each of the jurisdictions referred to in subsection 3.18, such searches reflecting the Agent's perfected first priority security interest in the Collateral, subject to Liens permitted by subsection 6.3. Promptly after receipt of the Agent's invoice, the Borrower shall reimburse the Agent for all fees, taxes and expenses it incurred in connection with such filings, registrations and recordings, including, without limitation, the reasonable fees and disbursements of counsel of the Agent.

            5.4 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

            5.5  Conduct of Business and Maintenance of
Existence. Continue to engage in the business in which it is presently engaged or similar or related businesses and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 6.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

            5.6  Maintenance of Quality Control Procedures.
Maintain in accordance with historical practice the quality of products and services offered.

            5.7 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

            5.8 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity in all material respects with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable prior notice and during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

            5.9  Notices.  As soon as possible after a
Responsible Officer of the Borrower has knowledge of any of the following, give notice to the Agent and each Lender of:

            (a) the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

            (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

            (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

            (e) any amendment of the certificate of incorporation or by-laws of the Borrower; and

            (f) any development or event which has had a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

            5.10  Environmental Laws.
             (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding
Environmental Laws.

            5.11 Maintenance of Liens of the Security Agreement. Promptly, upon the reasonable request of the Agent (as defined in the Security Agreement) or any Lender, at the Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Agreement or otherwise deemed by the Agent necessary or desirable for the continued validity, perfection and priority of the Liens on the collateral covered thereby (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law).

            5.12  Security Interest in Real Property and
Leaseholds. As soon as possible after the Effective Date and in no event later than 30 days after such time, furnish to the Agent in respect of the Borrower's real property located in Cortland, New York (the "Cortland Property"), the following:

            (a)     an executed mortgage encumbering the Cortland
     Property (the "Mortgage"), reasonably acceptable to the Agent and the Agent's counsel; provided, however, the face amount of the Mortgage shall not exceed 125% of the appraised value of the Cortland Property;

            (b) an appraisal of the Cortland Property in compliance with all FIRREA regulations;

            (c) a Phase I environmental audit, with a copy for each Lender, from an environmental consulting or auditing firm reasonably satisfactory to the Agent and in form and substance satisfactory to the Agent, which audit, in any event, shall address and provide conclusions in respect of any environmental hazards, conditions or liabilities (contingent or otherwise) with respect to the Cortland Property;

            (d) a survey, consisting of maps or plats of an as-built survey of the site of the Cortland Property certified to the Agent and the title insurance company issuing the policy referred to in subsection 5.12(e) (the "Title
     Insurance Company") in a manner satisfactory to them, dated a date reasonably satisfactory to them by an independent professional licensed land surveyor reasonably satisfactory to the Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American
     Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor, (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map;

            (e) a mortgagee's title policy (or policies) or marked-up unconditional commitments for such insurance dated within 30 days of the Effective Date. Each such policy shall (i) be in an amount reasonably satisfactory to the Agent; (ii) be issued at ordinary rates; (iii) insure that the Cortland Property insured thereby creates a valid first Lien on the property covered by the Mortgage free and clear of all defects and encumbrances, except such as may be reasonably approved by the Agent and its counsel; (iv) name the Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of an acceptable New York State mortgage form; (vi) contain such endorsements and affirmative coverage as the Agent may reasonably request and
     (vii) be issued by a title insurance company satisfactory to the Agent (including any such title insurance companies acting as co-insurers or reinsurers, at the option of the Agent). The Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for recording of the Mortgage and for mortgage recording tax, if any, have been paid;

            (f) with respect to any parcel of improved real property encumbered by the Mortgage which is within an area designated as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, the Agent shall have received (i) a policy of flood insurance which (A) covers any parcel of such improved real property,
     (B) is written in an amount not less than the outstanding principal amount of the Indebtedness secured by the Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property, whichever is less, and (C) has a term ending not later than the maturity of the indebtedness secured by the Mortgage and (ii) original copies of each of the notice(s), if any, required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System, duly executed by the Borrower;

            (g) the Mortgage shall provide that the mortgagee shall grant a partial release of the Mortgage to facilitate the closing of the sale contemplated by that certain purchase and sale agreement by and between the J.M. Murray Center, Inc. and the Borrower for net cash proceeds of approximately $1,300,000 (the "J.M. Murray Contract"); and

            (h) the executed legal opinion of Winthrop, Stimson, Putnam & Roberts, counsel to the Borrower, covering the enforceability of the Mortgage, as well as such other legal opinions of local counsel to the Borrower relating to such other matters as the Agent shall reasonably request.


                  SECTION 6.  NEGATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, the Borrower shall not, and (except with respect to subsection 6.1) shall not permit any of its Subsidiaries to, directly or indirectly:

            6.1  Financial Condition Covenants.

            (a) Maintenance of Net Worth. Permit Consolidated Tangible Net Worth at the end of any fiscal quarter to be less than (a) the amount of Consolidated Tangible Net Worth as at March 31, 1995 minus $3,000,000, plus (b) 80% of positive Consolidated Net Income for all full fiscal quarters ended from and including the fiscal quarter ending June 30, 1995 through and including the fiscal quarter for which compliance is being calculated.

            (b) Quick Ratio. Permit the Quick Ratio to be at any time less than .90 to 1.0.

            (c) Operating Losses. Permit Consolidated Operating Profit to be less than negative $2,500,000 for any period of one calendar month; permit Consolidated Operating Profit be less than negative
$3,000,000 for the fiscal quarter ending June 30, 1995; or permit
Consolidated Operating Profit to be less than $0 for any fiscal quarter ending after June 30, 1995.

            6.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a)  Indebtedness of the Borrower under this
     Agreement;

            (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other
     Subsidiary;

            (c) Indebtedness outstanding on the date hereof and listed on Schedule 6.2; and

            (d) additional Indebtedness not exceeding $3,000,000 (as to the Borrower and all of its Subsidiaries) at any time outstanding.

            6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

            (a)     Liens created pursuant to the Security Agreement;

            (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

            (c)  carriers', warehousemen's, mechanics',
     materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

            (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

            (g)  Liens in existence on the date hereof listed on
     Schedule 6.3, securing Indebtedness permitted by subsection 6.2(c), provided that no such Lien is spread to cover any additional property after the Effective Date and that the amount of Indebtedness secured thereby is not increased;

            (h) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 6.2 incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the lesser of the original purchase price of such property or the fair value (as determined in good faith by the board of directors of the Borrower) of such property at the time it was acquired; and

            (i)  Liens arising solely as a result of
     precautionary filings of UCC financing statements in respect of personal property leased pursuant to operating leases.

            6.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

            (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 6.4;

            (b) Guarantee Obligations in respect of Indebtedness incurred pursuant to subsection 6.2(d); and

            (c) guarantees made in the ordinary course of its business by the Borrower of obligations of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement.

            6.5 Limitation on Fundamental Changes. Merge into or consolidate with any other Person in a transaction in which the Borrower is not the surviving entity, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or, except as expressly permitted under subsection 6.6(b), convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or, except as expressly permitted under subsection 6.8, purchase, lease or otherwise acquire all or substantially all of the assets of any other Person, or make any material change in its present method of conducting business, except:

            (a) any Subsidiary of the Borrower may be merged or consolidated with any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

            (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower; and

            (c) the Borrower and any Subsidiary of the Borrower may purchase inventory in the ordinary course of business.

            6.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

            (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

            (b) the sale of Inventory in the ordinary course of business;

            (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

            (d) the sale or other disposition of property (other than Inventory), provided, that (i) such property shall be disposed of for not less than fair market value and (ii) the net proceeds of all such dispositions from and after the Effective Date shall not exceed the greater of (A)
     $5,000,000 or (B) the aggregate net proceeds of the contemplated transactions in respect of the Borrower's
     Cortland Property; and

            (e)  as permitted by subsection 6.5(b).

            6.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (all of the foregoing, "Restricted Payments"); provided, that, so long as no Default or Event of Default exists or would occur as a result thereof, the Borrower may make Restricted Payments during any fiscal quarter in an amount which, together with the amount of all Restricted Payments made during the immediately preceding three fiscal quarters, would not exceed 50% of the amount by which (a) Consolidated Net Income for the four fiscal quarters immediately preceding the fiscal quarter in which such Restricted Payment is to be made exceeds (b) $25,000,000.

            6.8 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of assets or securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures for assets (including, without limitation, expenditures made through Joint Ventures) and acquisitions of securities not exceeding, in the aggregate for the Borrower and its Subsidiaries during any of the fiscal years of the Borrower set forth below, the amount set forth opposite such fiscal year below:

            Fiscal Year Ending                           Amount
            June 30, 1995                             $8,000,000
            June 30, 1996                             $8,000,000

provided, the acquisition by the Borrower of the building covered by the J.M. Murray Contract for the approximate amount of $550,000 (approximately $250,000 of which will be in cash, and the balance of which will result from the assumption by the Borrower of the existing first mortgage encumbering such building) shall not be regarded as a capital expenditure for purposes of the above $8,000,000 restriction.

            6.9  Limitation on Investments, Loans and Advances.
Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except :

            (a) extensions of trade credit in the ordinary course of business;

            (b)  Permitted Investments; and

            (c) subject to subsection 6.8, investments by the Borrower in its Subsidiaries now or hereafter existing or Joint Ventures and investments by such Subsidiaries in the Borrower and in other Subsidiaries or Joint Ventures.

            6.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is
(a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and
(c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

            6.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary. It is, however, mutually understood and agreed that the Lenders and the Agent will not unreasonably withhold their consent to a "sale/leaseback" of the Cortland Property provided that (i) such property is sold for an amount reasonably determined by the Lenders to be not less than the fair market value of such property, and (ii) the Borrower takes such steps as are necessary to perfect the Agent's security interest in the leasehold interest of the Borrower resulting therefrom.

            6.12 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than June
30.

            6.13 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for the business in which the Borrower is presently engaged or similar or related businesses.

            6.14 Limitation on Negative Pledge Clauses. Enter into any agreement with any Person other than the Lenders pursuant to this Agreement or any other Loan Document which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; provided, that, the Borrower may enter into such an agreement in connection with any Lien permitted by this Agreement, when such prohibition or limitation is by its terms effective only against the assets subject to such Lien.


                  SECTION 7.  EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of any Note or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Note, or any other amount payable hereunder, within three Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

            (b) Any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) The Borrower shall default in the observance or performance of any agreement contained in Section 6; or

            (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 10 days; or

            (e)  The Borrower or any of its Subsidiaries shall
     (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created provided, that, the aggregate principal amount of such Indebtedness or Guarantee Obligation shall be greater than $1,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

            (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
     (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

            (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

            (i) there shall have occurred a Change in Control;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

            With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.


                      SECTION 8.  THE AGENT

            8.1 Appointment. Each Lender hereby irrevocably designates and appoints Chemical Bank as the Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes Chemical Bank, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are
reasonably incidental thereto.   Notwithstanding any provision to
the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

            8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

            8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

            8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            8.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            8.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

            8.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

            8.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Lenders and the Borrower. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                    SECTION 9.  MISCELLANEOUS

            9.1 Amendments and Waivers. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release any material portion of the Collateral (as defined in the Security Agreement), in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of
Section 8 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

    The Borrower:       Smith Corona Corporation
                        65 Locust Avenue
                        New Canaan, Connecticut
                        Attention:  Manfred J. Eckhardt
                             Vice President and Treasurer
                        Telecopy:   (203) 972-4226
                        Telephone:  (203) 972-4202

    The Agent:          Chemical Bank
                        270 Park Avenue
                        New York, New York  10017
                        Attention: John J. Huber III
                        Telecopy:  (212) 270-2625
                        Telephone: (212) 270-1402

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.3, 2.5, 2.6, 2.7 or 2.12 shall not be effective until received.

         9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder until all obligations of the Borrower hereunder have been discharged.

         9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Agent and to the several Lenders (including, without duplication, the allocated cost of in-house counsel) and (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Lender. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

         9.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities (each a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.10 and 2.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 2.15, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institutions (an "Assignee") all or any part of its rights and obligations under this Agreement and the Notes in an aggregate principal amount not less than $10,000,000 pursuant to an Assignment and Acceptance, substantially in the form of Exhibit C, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

         (d) The Agent shall maintain at its address referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Agent) together with payment to the Agent of a registration and processing fee of $2,000, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Agent (in exchange for the Revolving Credit Note of the assigning Lender) a new Revolving Credit Note to the order of such Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note, to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Effective Date or the Termination Date, as the case may be, and shall otherwise be in the form of the Note replaced thereby.

         (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

         (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

         9.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligation owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan or the Reimbursement Obligation owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

    (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower.
Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

         9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         9.11  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES AND
THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT
AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED
IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         9.12  Submission To Jurisdiction; Waivers.  The
Borrower hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of
    New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         9.13  Acknowledgements.  The Borrower hereby
acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

         (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c)  no joint venture is created hereby or by the other
    Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

         9.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              SMITH CORONA CORPORATION



                              By:  /s/ M. J. Eckhardt
                              Title:   V.P. - Treasurer


                              CHEMICAL BANK,
                              as Agent and as a Lender



                              By:  /s/ John J. Huber
                              Title:   Managing Director


                              BANK OF AMERICA ILLINOIS



                              By: /s/ Brock T. Harris
                              Title:  Vice President


                                                               SCHEDULE 2.12
Existing Letters of Credit
pursuant to subsection 2.12

Those certain Existing Letters of Credit issued on behalf of the Borrower by BAI (formerly known as continental Bank N.A.), the aggregate amounts of which as of April 6, 1995 are indicated on the attached list.

                    EXISTING LETTERS OF CREDIT

cc:    J. Piontkowski
       M. Wilson        LETTERS OF CREDIT AT CONTINENTAL BANK        01:05 pm
From:  Karen Pappalardo           AS OF APRIL 6, 1995

L/C #    BENEFICIARY   DATE EXPIRY PAYMENT REQUESTED INVOICED BAL  BANK
                            DATE   DUE     AMOUNT    TO DATE       CHARGES

6963090SAMSUNG CORP
        SELJG SEC 02/14/94 04/30/94          $692,000
Label Printer
AMENDMENT #1      4/19/94  6/22/94
AMENDMENT #2      6/24/94   8/3/94            $45,460
AMENDMENT #3       8/5/94   9/6/94
AMENDMENT #4      8/18/94  10/4/94           $210,820
AMENDMENT #5     10/12/94 12/15/94           $147,418
AMENDMENT #6     12/14/94   2/3/95            $94,800
AMENDMENT #7      1/23/95  3/30/95            $28,800
AMENDMENT #8      3/14/95  5/25/95            $86,181
                                 AT SIGHT $1,3 05,479 $1,190,298 $115,181 $3,829

6964212SAMSUNG CORP
       SELJG SEC 04/01/94 06/30/94        $1,077,300
Mid-rg Fax
AMENDMENT #1      5/11/94 08/28/94          $207,700
AMENDMENT #2       6/6/94 chg address
AMENDMENT #3      8/18/94 11/15/94          $321,300
AMENDMENT #4     11/10/94 12/15/94
                                 AT SIGHT  $1,606,300 $1,606,500 $0      $4,711

6975148KOREA ELEC-
       TRONICS CO. 5/13/94 11/15/94         $195,624
CRT 9"
AMENDMENT #1        6/3/94                   $93,860
                                AT SIGHT    $289,484   $289,484 $0       $1,202

6977429TAIWAN
       TOTOKU     5/10/94    8/1/94          $39,165
for yoke
AMENDMENT #1      5/18/94   chg address
AMENDMENT #2       6/6/94   chg address
AMENDMENT #3      7/27/94  12/15/94          $14,920
AMENDMENT #4       9/7/94   2/15/95          $14,920
AMENDMENT #5     11/14/94   3/30/95          $59,680

                              AT SIGHT      $128,685    $98,845 $29,840  $1,018

6988292KUO JAN ELECTRONICS
       ENT        7/12/94  10/15/94          $10,500
flyback transformer
AMENDMENT #1      7/28/94  12/15/94          $14,000
AMENDMENT #2     09/12/94   2/15/95          $14,000
                              AT SIGHT       $38,500    $38,500 $0         $565

6998188SAMSUNG
       ELECTRIC    9/7/94  11/25/94       $1,480,000
Fax
AMENDMENT #1     10/20/94  12/10/94         $240,000
AMENDMENT #2     11/21/94   1/15/95         $740,000
                              AT SIGHT    $2,460,000 $2,442,000 $0        $6,440

6009404KUO JAN ELECTRONICS
       ENT       11/14/94   3/30/94          $49,000    $35,000 $14,000     $420
flyback transformer

6010523MORIMURA
       BROS.(USA)11/18/94   1/15/95       $135,845
calculators
AMENDMENT #1     12/07/94  03/15/95       $112,562
AMENDMENT #2     12/14/94   3/30/95        $89,539
AMENDMENT #3      1/23/95   4/15/95       $143,728
                                 60 DAYS  $481,674 $281,674 $200,000  $4,779
                                                             $133,630 out-
                                                             standing invoice
                                                           to be paid 5/15/95

TOTALS                                   $6,359,122 $5,982,300 $492,652 $22,964


                                                            SCHEDULE 3.15

                                   SUBSIDIARIES
List of Subsidiaries


Hulse Manufacturing Company
P.T. Smith Corona Batam
SCM Inter-American Corporation
SCM (United Kingdom) Limited
Smith Corona Australia Pty. Ltd.
Smith Corona (Canada) Limited
Smith Corona de Mexico S.A. de C.V.
Smith Corona France S.A.R.L.
Smith Corona GmbH
Smith Corona International, Ltd.
Smith Corona Overseas Holdings, Inc.
Smith-Corona Private Limited
Smith Corona (UK) Limited


                                                              SCHEDULE 6.2

                              EXISTING INDEBTEDNESS
Existing Indebtedness pursuant to subsection 6.2(c)

None.

                                                               SCHEDULE 6.3

                                  EXISTING LIENS
Pursuant to subsection 6.3(g)

None.

                                                                SCHEDULE 6.4

                          EXISTING GUARANTEE OBLIGATIONS
Existing Guarantee Obligations pursuant to subsection 6.4(a)

None.


                                                                 SCHEDULE I


                                   COMMITMENTS


From the Effective Date through March 30, 1996:


                                                       Commitment
Bank                               Commitment          Percentage*

CHEMICAL BANK                     $18,750,000               62.5%


BANK OF AMERICA ILLINOIS          $11,250,000               37.5%



                                  $30,000,000                100%



From March 31, 1996, through the Termination Date:


                                                        Commitment
Bank                               Commitment           Percentage*

CHEMICAL BANK                     $15,625,000               62.5%


BANK OF AMERICA ILLINOIS          $ 9,375,000               37.5%



                                  $25,000,000                100%


________________
*Rounded to the nearest one hundredth of a percent.


                                                            EXHIBIT A

                                     FORM OF
                             REVOLVING CREDIT NOTE



$____________                                       New York, New York
                                                     ____________, 1995

  FOR VALUE RECEIVED, the undersigned, Smith Corona Corporation, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of Chemical Bank (the "Lender") at the office of Chemical Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a)_____________ DOLLARS ($___________), or, if less,
(b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 2.7 and 2.9 of such Credit Agreement.

  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Credit Loan.

  This Note (a) is one of the Revolving Credit Notes referred to in the Amended and Restated Revolving Credit Agreement dated as of April __, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and Chemical Bank, as agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

  Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                              SMITH CORONA CORPORATION



                              By:

                              Name:

                              Title:

                                                                 Schedule A
                                                   to Revolving Credit Note
                                     LOANS AND REPAYMENTS



Date   Amount of   Amount of     Unpaid Principal  Balance  Notation Made By
       Loans       Principal of                    of Loans
                   Loans
- ----   ---------   ------------  ---------------   --------  ---------------


                                                                  EXHIBIT B

                           FORM OF OPINION OF COUNSEL TO BORROWER


                                                    April __, 1995




Chemical Bank, as Agent
270 Park Avenue
New York, New York  10017

And each of the Lenders parties to the Credit Agreement referred to below

    We have acted as counsel to Smith Corona Corporation, a Delaware corporation (the "Borrower"), in connection with (a) the Amended and
Restated Revolving Credit Agreement, dated as of April    , 1995 (the
"Credit Agreement"), among the Borrower, the lenders parties thereto (the "Lenders") and Chemical Bank, as agent for the Lenders (in such capacity, the "Agent"), (b) the Revolving Credit Notes and (c) the Security Agreement.

    The opinions expressed below are furnished to you pursuant to subsection 4.1(k) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         In arriving at the opinions expressed below,

(a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of each of
(1) the Credit Agreement, (2) the Revolving
Credit Notes dated the date hereof and (3) the Security Agreement dated the date hereof (the
Credit Agreement, the Revolving Credit Notes and the Security Agreement being hereinafter referred to collectively as the "Transaction Documents");

(b)  we have examined two (2) Connecticut form UCC-1
Financing Statements and two (2) New
York form UCC-1 Financing Statements, each naming the Borrower as debtor and the Agent as secured party (collectively, the "Financing Statements"); and

(c) we have examined such corporate documents and records of the Borrower and such other instruments and certificates of public p pcials, officers and representatives of the Borrower and other Persons.

    In arriving at the opinions expressed below, we have made such investigations of law, in each case as we have deemed appropriate as a basis for such opinions.

    In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry,
(a) the authenticity of all documents submitted to us as originals,
(b) the genuineness of all signatures on all documents that we examined (other than those of the Borrower and officers of the Borrower) and (c) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies.

    For all purposes of this opinion, we have also assumed, without any independent investigation or inquiry on our part, that:

    (a) the Collateral, as defined in the Security Agreement, exists and the Borrower has title to such Collateral; and

    (b) the information contained in each one of the Schedules attached to the Security Agreement and each one of the Financing
Statements is accurate in all material respects.

    When our opinions expressed below are stated "to the best of our knowledge," we have made reasonable and diligent investigation of the subject matters of such opinions and have no reason to believe that there exist any facts or other information that would render such opinions incomplete or incorrect.

    Based upon and subject to the foregoing, we are of the opinion that:

    1. The Borrower (a) is duly organized, validly existing and in good standing under the laws of Delaware, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, have a Material Adverse Effect.

    2. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under the Credit Agreement, the Security Agreement and each of the other Transaction Documents to which it is a party, to borrow under the Credit Agreement and to grant security interests in its property under the Security Agreement. The
Borrower has taken all necessary corporate action to authorize the borrowings on the termsand conditions of the Credit Agreement, the Security Agreement, and the other Transaction
Documents and to authorize the execution, delivery and performance of the Credit Agreement, the Security Agreement and the other Transaction Documents to which it is a party. No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under the Credit Agreement, granting of security interests under the Security Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Agreement, the Security Agreement and the other Transaction Documents.

    3. Each of the Credit Agreement, Security Agreement and the other Transaction Documents to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

    4. The execution and delivery of the Credit Agreement, Security Agreement and the other Transaction Documents to which the Borrower is a party, the performance by the Borrower of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the Borrower and each of its Subsidiaries with any of the provisions thereof, the borrowings under the Credit Agreement and the use of proceeds thereof, all as provided therein, will not violate, or constitute a default under, any Requirement of Law or, to the best of our knowledge, any Contractual Obligations of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues, except for the Liens created by the Security Agreement.

    5. Upon the filing of each one of the Financing Statements with the office of the secretary of the State of Connecticut and with both the Department of State for the State of New York and the office of the filing officer of _____________ County, New York, the Financing Statements and the Security Agreement will create in favor of the Agent, for the ratable benefit of the Lenders, a valid and fully perfected security interest in the Collateral as to which a security interest may be perfected by filing under the laws of such states.

    6. To the best of our knowledge, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues
(18) with respect to the Credit Agreement or any of the other
Transaction Documents or (b) which could have a Material Adverse Effect.

    7. To the best of our knowledge, neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligations in any respect which could have a Material Adverse Effect.

    8. The Borrower is not (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935. The Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

    Our opinions set forth in paragraph 3 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

    We are members of the bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporate Law of the State of Delaware and the Federal laws of the United States of America.

                                                 Very truly yours,



                                                      EXHIBIT C
                              FORM OF ASSIGNMENT AND ACCEPTANCE


    Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of April __, 1995, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Smith Corona Corporation (the "Borrower"), the Lenders named therein and Chemical Bank, as agent for the Lenders (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

   (the "Assignor") --------------- and (the "Assignee") -------------
agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a ___% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those commitments contained in the Credit Agreement as are set forth on Schedule I thereto in a principal amount for each commitment as set forth on
Schedule 1 hereto.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note held by it pursuant to the Credit Agreement and requests that the Agent exchange such Note for a new Note payable to the Assignor (if the Assignor has retained any interest in the Credit Agreement) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection
3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.11(b) of the Credit Agreement.

4. The effective date of this Assignment and Acceptance shall be
- ---------------, 19-- (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to subsection 9.6 of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

8. The Assignor and Assignee respectively represent and warrant to each other and to each of the Borrower and the Agent that this Assignment and Acceptance, and the transaction contemplated hereby, complies with the terms and provisions of the Credit Agreement related hereto, including without limitation subsection 9.6 thereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                        Schedule 1
                               to Assignment and Acceptance
                           relating to the Amended and Restated
                               Revolving Credit Agreement,
                               dated as of April    , 1995,
                                           among
                                 SMITH CORONA CORPORATION,
                                 the Lenders named therein
                                            and
Chemical Bank, as agent for the Lenders (in such capacity, the "Agent")


Name of Assignor:

Name of Assignee:

Effective Date of Assignment:
           Principal                Commitment Percentage
        Amount Assigned                  Assigned

       $                                .               %
      [Name of Assignee]               [Name of Assignor]



By                                   By
Name:                                Name:
Title:                               Title:


Accepted:                             Consented To:

Chemical Bank, as Agent               [Name of Borrower]

By                                   By
Name:                                Name:
Title:                               Title:



- ----------
1. Calculate the Commitment Percentage that is assigned to at least
15 decimal places and show as a percentage of the aggregate commitments of all Lenders.



                                                                 EXHIBIT D
                              FORM OF BORROWING CERTIFICATE

Pursuant to subsection 4.1(c) of the Amended and Restated Revolving Credit Agreement dated as of April __, 1995 by and among Smith Corona Corporation, a Delaware corporation (the "Borrower"), Chemical Bank, as Agent and the Lenders parties thereto (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined in the Credit Agreement being used herein as therein defined), the Borrower hereby certifies as follows:

1. The representations and warranties of the Borrower set forth in the Loan Documents or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with any Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent that such representations and warranties relate to an earlier date.

2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the making of the Loans as of the date hereof.

3. There are no liquidation or dissolution proceedings pending or to the Borrower's knowledge threatened against the Borrower, nor has any other event occurred affecting or threatening the existence of the Borrower.

4. The Borrower is a corporation duly incorporated and validly existing under the laws of the State of Delaware.


IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Borrower as of the date indicated below.

                            SMITH CORONA CORPORATION


                            By: ___________________________
                            Title:
                            Date:  ______________ __, ____


                                                                 EXHIBIT E
                                BORROWING BASE CERTIFICATE

        Pursuant to subsection 5.2(d) of the AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of April 7, 1995 (the "Credit Agreement"), among SMITH CORONA CORPORATION, a Delaware corporation (the "Borrower"), the banks parties thereto (the "Banks") and CHEMICAL BANK, as agent for the Banks thereunder (in such capacity, the "Agent"), the Borrower hereby certifies to the Agent as follows:

I. Set forth below for the Borrower and its Subsidiaries are (1) the total amount of domestic accounts receivables excluding Puerto Rico, (2) each item subtracted therefrom pursuant to the definition of Eligible Accounts and (3) the amount of Eligible Accounts, each as of the last day of the fiscal month of __________, 199_.

     Total Accounts

     Less adjustments to Accounts for:
     (a) Accounts which do not meet the requirements of clause (a) and
     (f) of the definition of "Eligible Accounts" in the Credit Agreement

     (b) Accounts that are later than sixty (60) days after the due date stated on the invoice therefor;

     (c) amounts of net credit balances the dates of which are earlier than 60 days prior to the date of determination (as calculated on the Report RBAR4515-A) with respect to the aggregate Accounts of any Account Debtor with original due dates more recent than 60 days prior to the date of determination;

     (d) for the ten Accounts with the highest aggregate balances on the accounts receivable aging summary aging of the Borrower, the balance in the current to 60 days past due aging categories, where 25% or more of the total face value of such Account has been unpaid for more than 60 days, as calculated on the Report RBAR4515-B

     (e) for all other Accounts, the aggregate balance in the current to 60 days past due aging categories, where 50% or more of the total face value of such Account has been unpaid for more than 60 days, as calculated on the Report RBAR 4515-B

     (f) advertising/preparation allowances, or "Key City" allowances, volume and other rebate programs, and downward price adjustments or price protection and transition programs (collectively referred to as the "Programs"), equal to the greater of (i) or (ii):
          (i) allowance earned but not taken with respect to the Programs, calculated as follows:

general ledger provision for the Programs, after adjustments for additions and/or reversals less credits issued (also referred to as payments) to date

less total chargebacks requested by customers as recorded on the Transaction Code Summary Aging of Accounts

                  Total of (i) ----------------------
     (ii) estimate of the current liability for the Programs, calculated as follows:
a one-month rolling average of the last twelve months of credits issued (also referred to as payments)

plus chargebacks requested by customers as recorded in the current to 60 days past due aging categories on the Transaction Code Summary Aging of Accounts

                  Total of (ii) ---------------------

                  Greater of (i) or (ii) ------------

(g) adjustments to reflect the return or rejection of, or any loss of or damage to, any of the Inventory giving rise to such Account, and for any material delivery, freight or financing charges, or late or other fees, or set-offs, counterclaims, defenses, or disputes existing or asserted with respect to such Account

(h) Accounts arising from transactions with employees, officers, agents, directors, Stockholders, Subsidiaries or Affiliates

     (i) Accounts arising from sales to the United States of America or any state, territory, subdivision, department or agency thereof, unless all applicable requirements of the Assignment of Claims Act of 1940 have been met.

     (j) Accounts arising from sales to debtors located outside the United States not previously excluded

     (k) Accounts arising from sales to customers which are insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind, unless such Account is due from such Account Debtor as an administrative claim under the Bankruptcy Code and the Agent, in the exercise of its reasonable business judgment, deems such Account Debtor to be creditworthy

     (l) non-trade receivables

     (m) retainages or holdbacks

     (n) Accounts which are not actually and absolutely owing to such Borrower

     (o) Accounts which are contingent for any reason or have been sold or discounted without recourse;

     (p) unbilled accounts

     (q) accounts unacceptable to the Required Lenders

     (r) Accounts which should be charged off or written off as uncollectible in accordance with the customary business practice of the Borrower

     (s) Accounts which arise out of any claim in tort, is evidenced by chattel paper, a promissory note, a negotiable instrument, or any other instrument of any kind, unless the Borrower has delivered and properly endorsed such chattel paper, promissory note, negotiable instrument or other instrument to the Agent, on behalf of the Required Lenders

     (t) Accounts based on a cash on delivery sale, unless cash has been received on but not yet applied to any such Account

     (u) Accounts arising out of the delivery of samples or trial merchandise to customers of Account Debtors
        Total Accounts Excluded
        Total Eligible Accounts

        Adjusted Eligible Accounts:

        Eligible
             Accounts x 70% =  _________
II. Set forth below for the Borrower and its Subsidiaries are
(1) total Inventory, (2) each item subtracted from total Inventory pursuant to the definition of Eligible Inventory, (3) Eligible Inventory, and (4) Eligible Service Depot Inventory each as of the last day of the fiscal month of _________, 199_.

     Total domestic and in-transit Inventory from the Borrower's
Singapore and Mexico facilities Less Inventory consisting of:

     (a) work-in-process and raw materials not previously excluded

     (b) packaging materials and supplies

     (c) damaged or unsalable Inventory

     (d) Inventory located on premises other than those listed on
Schedule 4 of the Security Agreement

     (e) Inventory to be returned to suppliers

     (f) Inventory which has been consigned or sold pursuant to a "bill and hold" or "sale or return" arrangement

     (g) Inventory which is not subject to the Agent's duly perfected, first priority Lien and no other Lien other than Liens permitted by subsection 6.3 of the Credit Agreement

     (h) reconditioned product, rework or discontinued (as each such term is used in the inventory records of the Borrower delivered to the Agent), Service Depot Inventory or Defective Stock

     (i) Inventory which is in transit to third parties

     (j) Inventory consisting of products using electrical current of other than 110 volts

     (k) intercompany profit

     (l) Inventory unacceptable to the Required Lenders
        Total Inventory Excluded ------------------
     Eligible (Non-Service Depot) Inventory
     Adjusted Eligible (Non-Service Depot) Inventory:

     Eligible (Non-Service Depot)     Inventory x 40% =  ______________

     Total Service Depot Inventory

     Less:   30% of total Service Depot Inventory

     Eligible Service Depot Inventory

     Adjusted Eligible Service Depot Inventory (limited to the lesser of the amount calculated below or $500,000):

     Eligible Service Depot
        Inventory X 20% =  ______________

     In Transit Inventory:

     Finished goods Inventory in transit to the United States from Samsung Corporation, Korea, and other approved vendors, and that is subject to the Agent's security interest x 40% = _______________
     Total Borrowing Base:

        Adjusted Eligible Accounts

        Adjusted Eligible Service Depot Inventory

        Adjusted Eligible (Non-Service Depot) Inventory
        In Transit Inventory

        F/X Exposure

        Reserve for Ocean Freight, Customs Duty and Other Fees for In Transit Inventory

        Acceptance Obligations

             Total Borrowing Base ------------------
Terms defined in the Credit Agreement are used herein with their meanings as defined therein.



                       By:
                       Title:
                       Dated as of

                                                        EXHIBIT F





                       SECURITY AGREEMENT


                             among


                    SMITH CORONA CORPORATION


                              and


                         CHEMICAL BANK,
                            as Agent



                   Dated as of April 7, 1995







                       SECURITY AGREEMENT


SECURITY AGREEMENT, dated as of April 7, 1995, made by SMITH CORONA CORPORATION, a Delaware corporation (the "Borrower"), in favor of CHEMICAL BANK, as Agent (in such capacity, the "Agent") for the Lenders parties to the Amended and Restated Revolving Credit Agreement, dated as of April 7, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Agent and such Lenders.


                       W I T N E S S E T H:


     WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
and

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Borrower shall have executed and delivered this Security Agreement to the Agent for the ratable benefit of the Lenders;

     NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower, the Borrower hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

     1.  Defined Terms.

          1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory and Proceeds.

     (b)  The following terms shall have the following meanings:

     "Agreement": this Security Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

     "Collateral":  as defined in Section 2 of this Agreement.

     "Collateral Account": any collateral account established by the Agent as provided in subsection 5.3 or subsection 7.2.

     "Obligations": the collective reference to (a) the unpaid principal of and interest on the Notes, the L/C Obligations and all other obligations and liabilities of the Borrower to the Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the Termination Date and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or this Agreement or any other Loan Document), (b) the F/X Exposure and
(c) the Acceptance Obligations.

     "Patents": (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in
Schedule 1 hereto, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 1 hereto.

     "Patent License": all agreements, whether written or oral, providing for the grant by or to the Borrower of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in
Schedule 1 hereto.

     "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 2 hereto, and (b) all renewals thereof.

     "Trademark License": any agreement, written or oral, providing for the grant by or to the Borrower of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 2 hereto.

     "UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

     1.2 Other Definitional Provisions. (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants to the Agent for the ratable benefit of the Lenders a security interest in all of the following property located in the United States now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

     (a)  all Accounts;

     (b)  all Chattel Paper;

     (c)  all Contracts;

     (d)  all Documents;

     (e)  all Equipment;

     (f)  all Fixtures;

     (g)  all General Intangibles;

     (h)  all Instruments;

     (i)  all Inventory;

     (j)  all Patents;

     (k)  all Patent Licenses;

     (l)  all Trademarks;

     (m)  all Trademark Licenses;

     (n)  all books and records pertaining to the Collateral; and

     (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

     3. Representations and Warranties. The Borrower hereby represents and warrants that:

     3.1 Title; No Other Liens. Except for the security interest granted to the Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Credit Agreement, the Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted pursuant to the Credit Agreement.

     3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 attached hereto will constitute perfected security interests in the Collateral in the jurisdictions listed on such Schedule 3 to the extent perfection may be accomplished by filing in favor of the Agent, for the ratable benefit of the Lenders, (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted to exist pursuant to the Credit Agreement and (c) are enforceable as such against (1) all creditors of and purchasers from the Borrower (except purchasers of Inventory in the ordinary course of business) and (2) any Person having any interest in the real property where any of the Equipment is located.

     3.3  Inventory and Equipment.  The Inventory and the
Equipment constituting part of the Collateral are kept at the locations listed on Schedule 4 hereto.

     3.4 Chief Executive Office. The Borrower's chief executive office and chief place of business is located at 65 Locust
Avenue, New Canaan, Connecticut.

     4. Covenants. The Borrower covenants and agrees with the Agent and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

     4.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

     4.2 Marking of Records. The Borrower will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests created hereby.

     4.3 Maintenance of Insurance. (a) The Borrower will maintain, with financially sound and reputable companies, insurance policies (1) insuring the Inventory and Equipment constituting part of the Collateral against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Agent and (2) insuring the Borrower, the Agent and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Agent and the Lenders, with losses payable to the Borrower, the Agent and the Lenders as their respective interests may appear.

     (b) All such insurance shall (1) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof, (2) name the Agent and the Lenders as additional insured parties and, with respect to property insurance policies only, having lender's loss payable only endorsements naming the Agent and the Lenders as loss payees and reasonably satisfactory in all material respects to the Agent and (3) be otherwise reasonably satisfactory in all material respects to the Agent, with losses payable under the property insurance policies to the Borrower, to the Agent and the Lenders as their respective interests may appear. If the Borrower fails to provide and pay for any insurance required herein, the Agent may, at the Borrower's expense, procure the same, but shall not be under any obligation to do so.

     (c) The Borrower shall deliver to the Agent and the Lenders a report of a reputable insurance broker with respect to such insurance during the first month of each fiscal year and such supplemental reports with respect thereto as the Agent may from time to time reasonably request.

     4.4 Payment of Obligations. The Borrower will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower and such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein.

     4.5 Maintenance of Perfected Security Interest; Further Documentation. (a) The Borrower shall maintain the security interest created by this Agreement as a first, perfected security interest subject only to Liens permitted to exist pursuant to the Credit Agreement and shall defend such security interest against claims and demands of all Persons whomsoever.

     (b) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the security interests created hereby.

     4.6 Changes in Locations, Name, etc. The Borrower will not:

     (a) permit any of the Inventory or Equipment constituting part of the Collateral to be kept at a location other than those listed on Schedule 4 hereto (it being understood that such Inventory and Equipment may be relocated among such locations in the ordinary course of the Borrower's Business); or

     (b) change the location of its chief executive office and chief place of business from that specified in subsection 3.4;

     (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Agreement would become seriously misleading, unless it shall have given the Agent and the Lenders at least 30 days' prior written notice of such change.

     4.7 Further Identification of Collateral. The Borrower will furnish to the Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

     4.8 Notices. The Borrower will advise the Agent and the Lenders promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement of:

     (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral; and

     (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

     4.9 Indemnification. The Borrower agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses, which may include the allocated cost of in-house counsel) (1) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (2) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and (3) in connection with any of the transactions contemplated by this Agreement.

     5.  Provisions Relating to Accounts.

     5.1 Borrower Remains Liable under Accounts. Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     5.2 Analysis of Accounts. The Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Borrower shall furnish all such assistance and information as the Agent may require in connection with such test verifications. At any time and from time to time, upon the Agent's reasonable request and at the expense of the Borrower, the Borrower shall cause independent public accountants or others reasonably satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Agent in its own name or on behalf of the Lenders may communicate with account debtors on the Accounts to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts.

     5.3 Collections on Accounts. (a) The Agent hereby authorizes the Borrower to collect the Accounts, subject to the Agent's direction and control, and the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Borrower, (1) shall be forthwith (and, in any event, within two Business Days) deposited by the Borrower in the exact form received, duly indorsed by the Borrower to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Lenders only as provided in subsection 7.3, and (2) until so turned over, shall be held by the Borrower in trust for the Agent and the Lenders, segregated from other funds of the Borrower.

     (b) Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

     (c) At the Agent's request, the Borrower shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

     5.4 Representations and Warranties. (a) No amount payable to the Borrower under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

     (b) The places where the Borrower keeps its records concerning the Accounts are 65 Locust Avenue, New Canaan,
Connecticut and 839 State Route 13, Cortland, New York.

     (c)  None of the obligors on any Accounts is a Governmental
Authority.

     5.5 Covenants. (a) The amount represented by the Borrower to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder.

     (b) The Borrower will not amend, modify, terminate or waive any agreement giving rise to an Eligible Account in any manner which could reasonably be expected to materially adversely affect the value of such Account as Collateral.

     (c) The Borrower will not fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Eligible Account (other than any right of termination).

     (d) The Borrower will not fail to deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Eligible
Account.

     (e) Other than in the ordinary course of business as generally conducted by the Borrower over a period of time, the Borrower will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

     (f) The Borrower will not remove its books and records from the location specified in paragraph 5.4(b).

     (g) In any suit, proceeding or action brought by the Agent or any Lender under any Account for any sum owing thereunder, the Borrower will save, indemnify and keep the Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from the Borrower.

     6.  Provisions Relating to Patents and Trademarks.

     6.1 Representations and Warranties. (a) Schedule 1 hereto includes all Patents and Patent Licenses owned by the Borrower in its own name as of the date hereof.

     (b)  Schedule 2 hereto includes all Trademarks and Trademark
Licenses owned by the Borrower in its own name as of the date hereof.

     (c) To the best of the Borrower's knowledge, each Patent and Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned.

     (d) Except as set forth in either Schedule 1 or Schedule 2, none of such Patents and Trademarks is the subject of any licensing or franchise agreement.

     (e) To the best of the Borrower's knowledge, no holding, decision or judgment has been rendered by any Governmental
Authority which would limit, cancel or question the validity of any Patent or Trademark.

     (f) To the best of the Borrower's knowledge, no action or proceeding is pending (other than with respect to any pending Patent and Trademark applications) (1) seeking to limit, cancel or question the validity of any Patent or Trademark, or (2) which, if adversely determined, would have a material adverse effect on the value of any Patent or Trademark.

     6.2  Covenants.

     (a) The Borrower (either itself or through licensees) will, except with respect to any Trademark that the Borrower shall reasonably determine is of negligible economic value to it, (1) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (2) maintain as in the past the quality of products and services offered under such Trademark, (3) employ such Trademark with the appropriate notice of registration, (4) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (5) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

     (b) The Borrower will not, except with respect to any Patent that the Borrower shall reasonably determine is of negligible economic value to it, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

     (c) The Borrower will notify the Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Borrower's ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same.

     (d) Whenever the Borrower, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, the Borrower shall report such filing to the Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, the Borrower shall execute and deliver any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Agent's and the Lenders' security interest in any Patent or Trademark and the goodwill and general intangibles of the Borrower relating thereto or represented thereby;

     (e)  Subject to the provisions of subsections 6.2(a) and
(b), the Borrower will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability; provided, however, that this subsection 6.2(e) shall not be deemed to obligate the Borrower to continue the prosecution of any application which the Borrower reasonably believes, after consultation with the Agent, is not patentable or registrable or is of insignificant value to it.

     (f) In the event that the Borrower should reasonably become aware that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, the Borrower shall promptly notify the Agent and the Lenders after it learns thereof and shall, unless the Borrower shall reasonably determine that such Patent or Trademark is of negligible economic value to the Borrower, which determination the Borrower shall promptly report to the Agent and the Lenders, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Borrower shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

     7.  Remedies.

     7.1 Notice to Account Debtors. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, the Borrower shall notify account debtors on the Accounts that the Accounts have been assigned to the Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Agent.

     7.2 Proceeds to be Turned Over To Agent. In addition to the rights of the Agent and the Lenders specified in subsection
5.3 with respect to payments of Accounts, if an Event of Default shall occur and be continuing all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Agent and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Agent, if required) and held by the Agent in a Collateral Account maintained under the sole dominion and control of the Agent. All Proceeds while held by the Agent in a Collateral Account (or by the Borrower in trust for the Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 7.3.

     7.3 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Agent may elect, and any part of such funds which the Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

     7.4 UCC Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Borrower's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the UCC, need the Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     7.5 Deficiency. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

     8.  Agent's Appointment as Attorney-in-Fact; Agent's
Performance of Borrower's Obligations.

     8.1 Powers. The Borrower hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Agent the power and right, on behalf of the Borrower, without assent by the Borrower, to do the following:

     (a) in the case of any Account, at any time when the authority of the Borrower to collect the Accounts has been curtailed or terminated pursuant to paragraph 5.3(a), or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Borrower or its own name or the names of the Lenders, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

     (b) in the case of any Patents or Trademarks, to execute and deliver any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Agent's and the Lenders' security interest in any Patent or Trademark and the goodwill and general intangibles of the Borrower relating thereto or represented thereby;

     (c) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

     (d)  to execute, in connection with the sale provided for in
Section 7.4 hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

     (e) upon the occurrence and during the continuance of any Event of Default, (1) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (2) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (5) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (6) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (7) to assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (8) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

     8.2 Performance by Agent of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

     8.3 Borrower's Reimbursement Obligation. The expenses of the Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to 6 1/2% above the ABR from the date of payment by the Agent to the date reimbursed by the Borrower, shall be payable by the Borrower to the Agent on demand.

     8.4 Ratification; Power Coupled With An Interest. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     9. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Lenders hereunder are solely to protect the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     10. Execution of Financing Statements. Pursuant to Section 9-402 of the UCC, the Borrower authorizes the Agent to file financing statements with respect to the Collateral without the signature of the Borrower in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. The Agent shall, at the Borrower's expense, provide the Borrower with prior written notice of such filing, as well as a stamped file copy of such financing statement following any such filing.

     11. Authority of Agent. The Borrower acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Borrower, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Borrower shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

     12. Notices. All notices, requests and demands to or upon the Agent or the Borrower to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made
(a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (c) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Agent or the Borrower at its address or transmission number for notices provided in subsection 9.2 of the Credit Agreement. The Agent and the Borrower may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

     13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14.  Amendments in Writing; No Waiver; Cumulative Remedies.

     14.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Agent, provided, that any provision of this Agreement may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

     14.2 No Waiver by Course of Conduct. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to subsection 14.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

     14.3 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     15. Section Headings. The section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     16. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

     17. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the undersigned has caused this Security
Agreement to be duly executed and delivered as of the date first above written.

                              SMITH CORONA CORPORATION



                              By

                              Title

                                                   Schedule 1

PATENTS AND PATENT LICENSES


                                                   Schedule 2

TRADEMARKS AND TRADEMARK LICENSES

                                                   Schedule 3

FILINGS AND OTHER ACTIONS REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings
- -------------------------------
Connecticut:   Secretary of State

New York:   Department of State
            Office of the filing officer, Cortland County

California:   Secretary of State

Hawaii:   Registrar of Conveyances, Bureau of Conveyances

Patent and Trademark Filings
- ----------------------------
U.S. Copyright Office

U.S. Patent and Trademark Office

Other Actions
- -------------
Obtain Collateral Access Agreements

                                                   Schedule 4

INVENTORY AND EQUIPMENT

Item                       Location
- ----                       --------
Inventory                  839 Route 13 South
                           Cortland, New York 13045

                           2055 Dublin Drive
                           Suite 102
                           San Diego, CA 92173

                           Citywide Transp. Co.
                           Trucking and Warehousing
                           933 North Nimitz Highway
                           Honolulu, Hawaii 96817

Equipment                  839 Route 13 South
                           Cortland, New York 13045
                                                   Exhibit G
                           Smith Corona
           Collateral Monitoring Reporting Requirements
              Documents to be Submitted to the Bank

Reporting Frequency - Monthly:

1. Exhibit E - Borrowing Base Certificate with supporting documentation for ineligible accounts receivable and inventory and Monthly Activity Report (See #14 and #15 below).

2.   Reconciliation of Month End A/R Aging Report to Monthly
Activity Report.

3.   Consolidated Financial Statements and "Monthly Reporting
Package", including Commentary and Executive Summary.

4.   Fiscal Calendar

5.   Transaction Code Summary Aging by Customer and in Total

6.   Month to Date A/R Transaction Record (Report NBAR2315)

7.   "Net Invoice Amount by Order Type" - Detail Gross Sales and
Credits by Order Type #1 through #7.

8. Ten Largest Customer A/R Balances per the most recent aging and Subsequent Cash Collections of these balances.

9.   Summarized Inventory Perpetual referred to as "Domestic
Typewriter Inventory" and "Domestic Accessory Inventory"
Reports, reconciled to Summary Page of "Finished Goods
Inventory by Detail Account" (RBGLO817)

10.  Finished Good Inventory by Location, reconciled to
"Inventory Valuation Report"(RBCI7201B)

11. Gross Margin Analysis by Product Line for "Domestic" and "New Products". Please provide Monthly and Year to Date Reports compared to Prior Year.

12.  Aged Accounts Payable Report - Summary by Vendor

13.  Cash Disbursement Ledger (Upon Request)

14.  Detailed Supporting Documentation (mutually exclusive) for  Ineligibles:

     Accounts Receivable:
     >60 Days Past Due
     Credit Reclassifications (Report RBAR4515-A)
     25% Cross Aging Report for Ten Largest Customer A/R Balances
     50% cross Aging for all Other Customers (Report RBAR4515-B)
     For Adv ertising/Preparation Allowances, Volume and Other
Reba te Programs, Price Protection and Transition Programs, please provide the calculation of: (fI) allowance earned but not taken, and (fII) estimated of current liability as outlined in the Borrowing Base Certificated on Exhibit E.Supporting documentation to include: "Marketing Reserves Summary, Life to Date,
As of Month End", and "Marketing Program Reserves, Fiscal Year (93-94-95) Payments, Most Recent 20 Months".

     Charge backs:  Returned Merchandise
                    Customer Claiming Short Shipments
                    Other (Including Unearned Discounts,
                        (including finance charges)
                    unidentified underpayments, freight and
                     vendor audit adjustments)
     Consignment
     Government
     Employee

Inventory:
Reconditioned Product (Department 283)
Service Depot (Department 390)
Rework (Department 277)
Discontinued Typewriters and Word Processors
Goods on Consignment
Defective Stock
Reserve for Ocean Freight, Customs Duty, and Other Fees for In-transit Inventory from Singapore

15.  Detailed Supporting Documentation for Monthly Accounts
Receivable Activity Report    (Exhibit_____):

     Summary Page of Invoice Register (Report 701-34)
     Lockbox Deposit Activity Sheet and JV #120022

Reports should be addressed to:
Tara Hopkins
Chemical Bank
270 Park Avenue-29th Floor
New York, NY 10017
Phone: (212) 270-7649
Fax: (212) 270-7449

                           Smith Corona      Exhibit_____
                     Monthly Activity Report

As of________________________

Beginning of Month Accounts Receivable       __________

Gross Invoices - Code 01 & Code 07           __________

Other Gross Sales                            __________

Collection Receipts Applied                  __________

Cash Discounts                               __________

Returns (Never Ordered) - Code 02            __________

Net Credit/Rebills - Code 03 & Code 05       __________

Defective Units - Code 04                    __________

Price Adjustments - Code 06                  __________

Write Offs - Net of Reversals                __________

Other Debit/Credit Adjustments               __________

End of Month Accounts Receivable             __________



The undersigned certifies the information provided in this report to Chemical Bank is accurate based on the accounting records of Smith Corona

___________________________________________